SOLARIS OILFIELD INFRASTRUCTURE, INC.

LONG TERM INCENTIVE PLAN

NOTICE OF GRANT OF AWARD OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

Notice of Grant

Solaris Oilfield Infrastructure, Inc. (the “Company”) hereby grants to the Participant named below the target number of Performance-Based Restricted Stock Units (the “PSUs”) specified below. Each vested PSU represents the right to receive, in the discretion of the Committee, one share of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”) or an equivalent amount of cash, upon the terms and subject to the conditions set forth in this Notice of Grant of Award of Performance-Based Restricted Stock Units (the “Grant Notice”), the Solaris Oilfield Infrastructure, Inc. Long Term Incentive Plan (the “Plan”) and the Performance-Based Restricted Stock Unit Award Agreement (the “Award Agreement”) promulgated under such Plan, as amended from time to time.  This award of PSUs (the “Award”) is granted pursuant to the Plan and is subject to and qualified in its entirety by the Award Agreement.

Participant Name:

Grant Date:

Vesting Commencement Date:

Target Number of PSUs (the “Target PSUs”):     .

A number of PSUs greater than or less than the Target PSUs may actually vest and be settled in shares of Common Stock depending upon the level of attainment of the performance-vesting requirements.

Vesting Schedule: Between 0% and 200% of the Target PSUs are eligible to become earned based on the level of achievement with respect to the performance objectives set forth in Appendix 1 attached hereto. Following the end of each applicable Performance Period (as defined in Appendix 1 attached hereto), the Committee shall certify the level of achievement with respect to the performance objectives and a number of PSUs shall be deemed to have been actually earned for such Performance Period, subject to the Participant’s continuous service as an employee of the Company or an Affiliate through the date that the Committee certifies the level of achievement for such Performance Period (each, a “Vesting Date”).

Agreements

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms of the Plan and the Award Agreement, all of which are attached hereto and incorporated herein by this reference.  Capitalized terms used but not defined herein shall have the meanings given to them in the Plan or the Award Agreement, as the case may be.

You further acknowledge that your rights to any PSUs will be earned and become vested subject to you continuing to provide services to the Company (or any Affiliate) until the applicable Vesting Date and that nothing herein or in the attached documents confers upon you any right to continue your employment or other service relationship with the Company or any Affiliate for any period of time, nor does it interfere in any way with your right or the Company’s (or any Affiliate’s) right to terminate that relationship at any time, for any reason or no reason, with or without Cause, and with or without advance notice, except as may be required by the terms of any employment or service agreement, offer letter, severance agreement, or any other agreement between the Participant and the Company or any Affiliate, including a severance plan in which the Participant participates (such agreement, as amended from time to time, a “Separate Agreement”) or in compliance with applicable law.

, Inc.
“COMPANY” Solaris Oilfield Infrastructure, Inc. Name: Title:	“PARTICIPANT” Name Signature Address Address

Appendix 1

Performance Objectives

[ ]

Appendix 1-1

SOLARIS OILFIELD INFRASTRUCTURE, INC.

LONG TERM INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

This Award Agreement (together with the Grant Notice to which this Agreement is attached) is made and entered into by and between Solaris Oilfield Infrastructure, Inc., a Delaware corporation (“Company”), and the Participant identified in the Grant Notice under the Plan. All capitalized terms used but not defined herein shall have the meanings set forth in the Plan or Grant Notice.

1.Grant of Performance-Based Restricted Stock Units.  The Company hereby grants to the Participant named in the Grant Notice an award of PSUs, subject to all of the terms and conditions in this Award Agreement and the Plan, which are incorporated herein by reference.

2.Company’s Obligation to Pay; Settlement.  Each earned PSU represents the right to receive payment as soon as practicable, but in all events within sixty (60) days, following the applicable Vesting Date and the Company shall deliver, in the sole discretion of the Committee: (i) the number of shares of Common Stock equal to the number of vested PSUs, (ii) a cash amount equal to the product of the Fair Market Value of a share of Common Stock on such Vesting Date and the number of vested PSUs, or (iii) any combination of the foregoing.   The Participant will have no right to payment on any PSUs unless and until the PSUs have vested in the manner set forth in the Grant Notice and this Award Agreement.  Prior to the actual delivery of a share of Common Stock (or payment of an equivalent amount of cash) on any vested PSU, such PSU will represent an unsecured obligation of the Company, for which there is no trust and no obligation other than to issue shares of Common Stock (or pay an equivalent amount of cash), as contemplated by this Award Agreement and the Plan.

3.Vesting of Award.  The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and this Award Agreement.  After the Grant Date, subject to termination or acceleration as provided in this Award Agreement or any Separate Agreement, the Award shall become earned and vested as described in the Grant Notice with respect to that number of PSUs as set forth in the Grant Notice.  PSUs that have been earned and become vested and are no longer subject to forfeiture are referred to herein as “Vested PSUs.”  PSUs awarded hereunder that have not been earned or have not become vested and remain subject to forfeiture are referred to herein as “Unvested PSUs.”  Except as set forth in Section 4 below or as otherwise provided in a Separate Agreement, upon the Participant’s termination of employment, any then Unvested PSUs held by the Participant shall be forfeited and canceled as of the date of such termination of employment.

4.Terminations of Employment; Change in Control.

(a)	Change in Control. Upon the occurrence of a Change in Control on or before the termination of the Participant’s employment, the date of such Change in Control shall be deemed a “Vesting Date” and the following number of Unvested PSUs shall immediately become Vested PSUs as of the date of such Change in Control, whichever is greater: (i) the number of Unvested PSUs necessary for a total number of PSUs under the Award equal to the Target PSUs to have become Vested PSUs

(b)	or (ii) the number of Unvested PSUs earned based on actual achievement of such performance objectives as specified in Appendix 1 for each Performance Period that has not yet ended through the date of the Change in Control.

(c)	Death; Disability; Termination without Cause. Upon the Participant’s termination of employment as a result of the Participant’s death or Disability or a termination by the Company without Cause, subject to the Participant’s (or the Participant’s personal representative’s) execution and non-revocation of a general release of claims in a form provided by the Company, the number of Unvested PSUs equal to the Pro-Rata Amount (as defined below) shall become Vested PSUs as of the date of such termination of employment based on actual achievement of such performance objectives as specified in Appendix 1 for each Performance Period that has not yet ended through the date of the Participant’s termination of employment. As used herein, “Pro-Rata Amount” means, with respect to each Performance Period that has not yet ended, a number of Unvested PSUs equal to (i) the total number of PSUs subject to such Performance Period that has not yet ended, multiplied by (ii) a fraction, the numerator of which is the number of whole months between the Vesting Commencement Date and the date of termination of employment and the denominator of which is the number of whole months during the applicable Performance Period.

(d)	Other Terminations. Upon the Participant’s termination of employment for any other reason not set forth in Section 4(b), any then Unvested PSUs held by the Participant shall be forfeited and canceled, for no consideration, as of the date of termination of employment.

For purposes of this Section 4, “Cause” and “Disability” shall have the meanings set forth in the Solaris Oilfield Infrastructure, Inc. Executive Change In Control Severance Plan, as amended from time to time.

5.Restrictions on Resales.  The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested PSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.Rights as a Stockholder.  The Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any PSUs unless and until shares of Common Stock settled for such PSUs shall have been issued by the Company to the Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  Notwithstanding the foregoing, from and after the Grant Date and until the earlier of (a) the time when the PSUs are settled in accordance with the terms hereof or (b) the time when the Participant’s right to receive Common Stock upon payment of PSUs is forfeited, on the date that the Company pays any cash dividend to holders of Common Stock generally, the Participant shall be credited with an amount equal to the dollar amount of the cash dividend paid per share of Common Stock on such date multiplied by the total number of Unvested PSUs, which amounts shall be (i) subject to the same vesting criteria as the underlying PSUs as to which such dividends relate and (ii) payable in cash upon vesting of such underlying PSUs and to the extent thereof.

7.Withholding Taxes.  To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the PSUs.  The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. If such tax obligations are satisfied through net settlement or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the settlement of Vested PSUs from any amounts payable by it to the Participant (including, without limitation, future cash wages).

8.Non-Transferability of Award.  The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

9.Other Agreements Superseded.  The Grant Notice, this Award Agreement, the Plan and any Separate Agreement, if applicable, constitute the entire understanding between the Participant and the Company regarding the Award.  Any prior agreements, commitments or negotiations concerning the Award are superseded.

10.Limitation in Interest in Shares Subject to Performance-Based Restricted Stock Units.  Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or this Award Agreement except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award.  Nothing in the Plan, in the Grant Notice, this Award Agreement or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s (or any Affiliate’s) right to terminate the Participant’s employment or other service at any time for any reason.

11.No Liability of Company.  The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt or settlement of any Restricted Stock Units granted hereunder.

12.Clawback.  Notwithstanding any provision in the Grant Notice, the Award Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Company from time to time, all shares of Common Stock issued or cash paid hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

13.General.

(a)  Governing Plan Document.  The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

(b)  Conflicts. In the event of any conflict between the terms and conditions of this Award Agreement and the terms and conditions of any Separate Agreement, the terms and conditions of the applicable document that provides the Participant with the most favorable treatment (including with respect to any vesting provisions upon a change in control or termination of employment) shall control.

(b)  Governing Law.  This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law.

(c)  Electronic Delivery.  By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and its Affiliates or Subsidiaries, the Plan, the Award and the Common Stock via Company web site or other electronic delivery.

(d)  Notices.  Any notice required or permitted to be delivered under this Award Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, or (iii) the business day following deposit with a reputable overnight courier (or the second business day following deposit in the case of an international delivery).  Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.  The recipient may acknowledge actual receipt at a time earlier than the deemed receipt set forth herein or by a means other than that set forth herein.

(e)  Successors/Assigns.  This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(f)  Severability.  If one or more provisions of this Award Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Award Agreement, and the balance of the Award Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.  The parties agree to replace such illegal, void, invalid or unenforceable provision of this Award Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.